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                                                                  Exhibit (8)(i)


                SECURITIES LENDING AMENDMENT TO CUSTODY AGREEMENT
                -------------------------------------------------

         This Securities Lending Amendment (the "Amendment") refers to the Custodian Agreement, dated April 1, 1992 (the "Custody Agreement") between The Arch Fund, Inc. (the "Principal") and Mercantile Bank of St. Louis N.A. (the "Agent") which governs Mercantile Bank of St. Louis N.A.'s safekeeping of securities deposited by the Principal in its custodian account under the Custody Agreement (the "Custodian Account"). This Amendment authorizes Mercantile Bank of St. Louis N.A. to act in accordance with the conditions of this Amendment as agent for the Principal on a disclosed basis with respect to loans of securities held in the Custodian Account. This Amendment further authorizes the Agent to appoint a subagent (the "Subagent") to carry out the security lending transactions on behalf of the Custodian Account. In that connection, the Principal and the Agent agree as follows:

         1. DEFINITIONS.

         For purposes of this Amendment:

         "AVAILABLE SECURITIES" shall mean all Government Securities and Corporate Securities which may, from time to time, be held by the Subagent in the Custodian Account except Government Securities and Corporate Securities that the Agent notifies the Subagent are unavailable for Loans.

         "BORROWED SECURITIES" shall mean any Available Securities which are the subject of a Loan under a Securities Borrowing Agreement, except that if any new or different securities shall be exchanged for any Borrowed Securities by reason of recapitalization, merger, consolidation or other corporate action, these new or different securities shall, effective upon such exchange, be deemed to be Borrowed Securities which have been substituted for the Borrowed Securities for which such exchange was made.

         "BORROWER" shall mean a borrower under a Securities Borrowing
Agreement.

         "BUSINESS DAY" shall mean any day, from Monday through Friday, when a bank organized under the laws of the State of New York is open to transact business.

         "CASH COLLATERAL" shall mean Collateral in the form of cash and evidenced by a certified check, bank cashier's check or, if the Borrowed Securities are delivered through a Depository, funds delivered through such Depository, including all accounts or instruments in which any such check or funds are deposited or invested, any proceeds of the foregoing, and any increases or decreases to Cash Collateral resulting from marking to market adjustments prescribed by Section 6 hereof.




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         "CASH COLLATERAL INVESTMENTS" shall mean the instruments in which Cash
Collateral is invested in accordance with Section 8 hereof.

         "COLLATERAL" shall mean the Cash Collateral, the Securities Collateral, or any combination thereof received from time to time by the Subagent from Borrowers pursuant to Securities Borrowing Agreements.

         "COLLATERAL REQUIREMENT" shall mean with respect to each Loan an amount equal to at least 102% of the then current Market Value of the Borrowed Securities which are the subject of that Loan as of the close of trading on the preceding Business Day.

         "CORPORATE SECURITIES" shall mean equity securities and corporate bonds, debentures, notes and other evidences of indebtedness.

         "DEFAULT" shall mean an "Event of Default" as defined in a Securities Borrowing Agreement.

         "DEPOSITORY" shall mean The Depository Trust Company, a Federal Reserve Bank which maintains a book-entry system or, if agreed to by the parties to a Securities Borrowing Agreement, such other central depository system at which the Borrower and the Subagent maintain accounts.

         "EQUIVALENT SECURITIES" shall mean the identical number of securities of the same issuer and of the same class as the Borrowed Securities.

         "GOVERNMENT SECURITIES" shall mean securities issued, or guaranteed as to principal and interest, by the United States Government, its agencies or instrumentalities.

         "LOAN" shall mean the lending of Available Securities by the Subagent to a Borrower pursuant to the terms of a Securities Borrowing Agreement.

         "MARKET VALUE" shall mean with respect to Government Securities the price of such securities as quoted by a recognized pricing service at the time the determination of Market Value is made, or such other amount as shall be agreed upon by the Subagent and the Borrower, plus interest, if any, accrued but not yet due and owing at the time such determination is made, and shall mean with respect to Corporate Securities, the price of such securities as quoted by a recognized pricing service at the time such determination is made, plus interest, if any, accrued but not yet due and owing at the time such determination is made.

         "PREMIUM" shall mean the loan premium based an the then current Market Value of the Borrowed Securities, for Corporate

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Securities, and on the par value of the Borrowed Securities, for Government
Securities, which the Borrower is obligated to deliver to the Subagent in consideration of a Loan made against Securities Collateral.

         "SECURITIES BORROWING AGREEMENTS" shall mean the agreements between the Subagent and the Borrowers setting forth the terms and conditions applicable to Loans of Available Securities.

         "SECURITIES COLLATERAL" shall mean Collateral consisting of Government Securities, together with all present and future proceeds therefrom, including all accrued and unpaid interest, and any and all distributions made by the issuers on or with respect thereto, and including any increases or decreases thereto by reason of marking to market adjustments described by Section 6 hereof.

         "VALUE" shall mean with respect to Cash Collateral the amount of such Cash Collateral and with respect to Securities Collateral the Market Value of such Securities Collateral.

         "YIELD" shall mean the income earned on Cash Collateral Investments.

         "PORTFOLIO" shall mean the investment portfolios of the Principal.

         Terms defined herein which import the singular number shall include the plural and vice versa.

         2. CAPACITY; LISTS OF BORROWER AND LENDERS.

         The Principal authorizes the Agent through the Subagent, for all purposes hereunder, to act as its agent on a disclosed basis. Attached hereto as Schedule C is an initial list of potential Borrowers, which list shall be updated from time to time by the Agent through the Subagent to add additional potential Borrowers and to delete entities which have ceased to be potential Borrowers. The Subagent shall provide the Agent, and the Agent shall provide the Principal with a notice of each addition of a potential Borrower to such list. If the Agent notifies the Subagent in writing within five Business Days from the date hereof or the date any such notice is sent to the Agent, as the case may be, that it or the Principal objects to any potential Borrower named either on such list or in such notice, no Loans of Available Securities shall be made to such potential Borrower. If the Agent does not so object within such five Business Day period, each potential Borrower named either on such list or in such notice, as the case may be, shall be deemed acceptable to the Principal. The Agent through the Subagent shall also from time to time provide each Borrower with a list of potential lenders, including the Principal, for whom the Subagent is authorized as agent to make Loans of

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securities pursuant to the terms and conditions substantially the same as the terms and conditions hereof.

         The Agent shall provide to Principal a list of the approved borrowers. Whenever possible, the Agent shall provide a Standard & Poor's Corporation, Moody's Investors Service, Inc., or similar credit ratings if available and allow the Principal access to the Agent's credit files if needed.

         The Agent shall also provide Principal on a monthly basis with a listing of lending activity broken down by Portfolio, and should keep the Subagent informed as to the maximum to be lent out at any one time by each Portfolio, and provide a breakdown of total revenues generated by each Portfolio and showing the exact amount of fees paid to each Portfolio.

         3. SECURITIES BORROWING AGREEMENTS.

         The Agent hereby authorizes the Subagent to enter into, on behalf of the Principal and with respect to up to a maximum of 33-1/3% (1/3) of each Portfolio's assets at any one given time, Securities Borrowing Agreements with each of the Borrowers named on the list or in a notice referred to in Section 2 hereof, subject to the Principal's right of objection in Section 2 hereof. Upon request, the Subagent shall furnish its standard form of Securities Borrowing Agreement to the Agent. Subject to the provisions of Section 26 hereof, the Subagent shall have the right to make or decline to make any Loans under any Securities Borrowing Agreement in its discretion and without prior notice to the Agent or Principal. The Subagent shall give prompt notice to the Agent if, other than pursuant to the Agent's or Principal's request, the Subagent gives or receives notice of termination of any Securities Borrowing Agreement.

         4. DELIVERY OF THE BORROWED SECURITIES.

         The Principal authorizes the Agent through the Subagent to deliver Borrowed Securities from time to time to each of the Borrowers. The Subagent shall notify the Agent of activity in respect of Loans of the Available Securities by mailing to the Agent an advice for each such Loan.

         5. RECEIPT OF COLLATERAL.

         The Principal authorizes the Agent through the Subagent to receive Collateral from each of the Borrowers, which Collateral may consist of (a) Cash Collateral, (b) Securities Collateral or (c) any combination thereof, with an aggregate Value at least equal to the Collateral Requirement. The Subagent and Agent acknowledge that they are each a "fiduciary" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with

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respect to the investment of Cash Collateral, to the extent such Cash Collateral is deemed a plan asset under ERISA.

         6. MARKING TO MARKET.

         With respect to each Loan, if the aggregate Value of the Collateral held by the Subagent on behalf of the Principal at the close of trading on any Business Day is less than the then current Market Value of all of the Borrowed Securities which are the subject of such Loan, the Borrower, upon notice thereof by the Subagent on behalf of the Principal, shall provide additional Collateral, which shall be delivered by the close of trading on the next Business Day. Such additional Collateral, together with the Collateral then held by the Subagent on behalf of the Principal for such Loan, shall equal no less than the Collateral Requirement for such Loan.

         With respect to each Loan, if the aggregate Value of the Collateral held by the Subagent on behalf of the Principal at the close of trading on any Business Day exceeds the Collateral Requirement for all of the Borrowed Securities which are subject of such Loan, the Borrower, by notice to the Agent through the Subagent, may require the Agent through the Subagent, on behalf of the Principal, to return, and the Principal hereby authorizes the Agent through the Subagent to return, to the Borrower the excess of such Collateral over the Collateral Requirement.

         7. SUBSTITUTION.

         With respect to each Loan, the Principal authorizes the Agent through the Subagent without the Principal's prior consent to accept substitute Securities Collateral therefor and release the Securities Collateral for which the same is substituted. Such substituted Securities Collateral, together with all Collateral then held by the Subagent on behalf of the Principal for such Loan, shall equal no less than the Collateral Requirement for such Loan.

         8. INVESTMENT OF CASH COLLATERAL.

                  (a) The Principal hereby authorizes the Agent to direct the Subagent to invest Cash Collateral for the Principal's account and risk in the following:

                           (i) Securities issued by the United States Treasury and federal agencies;

                           (ii) Repurchase agreements, which are fully collateralized at not less than 102% of the repurchase price (including accrued interest) by United States Treasury, federal agency or mortgage-backed securities, with (a) primary or reporting dealers as designated by the

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                                     Federal Reserve Bank of New York, (b)
                                     government securities dealers who have a minimum net worth of $50 million, or (c) member banks of the Federal Reserve System.

                  (b) The Subagent shall limit its investment in the securities of any one issuer, to (i) 15% of the market value of the Cash Collateral, or
(ii) $250,000, whichever is greater, except that this restriction shall not apply to investments in repurchase agreements.

                  (c) The Subagent shall only invest in United States dollar denominated investments.

                  (d) The maximum maturity of any single security the Subagent invests in shall be 90 days. The Subagent shall not invest in any security which will cause the maximum weighted average maturity of the Cash Collateral to be greater than 45 days.

                  (e) The Subagent shall comply with the investment restrictions set forth in this Section 8 solely at the time of the initial investment of any Cash Collateral.

                  (f) To the extent that the Subagent invests Cash Collateral in deposit instruments outside of the United States as provided in this Section 8, Principal understands that such investments are subject to the sovereignty of the local government and are not covered by Federal Deposit Insurance Corporation insurance. Subagent shall not maintain the indicia of ownership of any Cash Collateral investment outside of the United States.

                  (g) The Subagent shall not invest any Cash Collateral in the obligations of, or conduct business with, Subagent or any affiliate or subsidiary thereof, provided however that any Subagent may invest in (i) common or collective trust funds or pooled investment funds maintained by Subagent, and
(ii) time deposits maintained with Subagent.

         9. POSSESSION OF COLLATERAL.

         The Agent shall leave the Collateral and the Cash Collateral Investments exclusively in the Subagent's possession and control (subject to the removal of Cash Collateral from such possession and control in connection with the making of Cash Collateral Investments).

         10. ALLOTMENT OF LOANS.

         The Subagent in no way represents that any of the Available Securities will in fact be the subject of Loans. All requests for Loans from Borrowers may be allotted in the Subagent's sole

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discretion among its custodian account customers in any manner deemed in its judgment to be fair and equitable.

         11. LOAN OF SUBAGENT'S SECURITIES.

         Where the Subagent's own portfolio contains Government Securities which may be utilized for loans to Borrowers or potential Borrowers, Subagent may lend its own securities prior to making a Loan to any of such Borrowers or potential Borrowers as the Subagent hereunder.

         12. SUBAGENT'S STATUS AS A CREDITOR.

         The Subagent may, through its commercial, trust or other departments, be a creditor for its own account of, or represent in a fiduciary or any other capacity, any Borrower or potential Borrower, any broker-dealer or any other creditors or customers of any of the foregoing, even though any of such interests may potentially or in fact be in conflict with those of the Principal.

         13. YIELD AND PREMIUM.

         In regard to any Loan made against Cash Collateral, the Yield (net of (a) the Agent's and any of its Subagent's compensation under Section 14 hereof and (b) a negotiated percentage of the Yield which shall be paid to the Borrower) attributable to such Loan shall be paid monthly to the Principal by a deposit to the Custodian Account. The Subagent shall make such deposits (i) bi-monthly by the tenth Business Day of each month and the tenth Business Day following the fourteenth day of each month in regard to Loans of Government Securities; and (ii) monthly by the tenth Business Day of each month in regard to Loans of Corporate Securities.

         The Principal authorizes the Agent through the Subagent to pay on the Principal's behalf any amounts due to the Borrower in regard to a Loan, including a negotiated percentage of the Yield.

         In regard to any Loan made against Securities Collateral, the Premium (net of the Agent's and Subagent's compensation under Section 14 hereof) attributable to such Loan shall be paid to the Principal by a deposit to the Custodian Account. Subagent shall make such deposits (i) bi-monthly by the tenth Business Day of each month and the tenth Business Day following the fourteenth day of each month in regard to Loans of Government Securities; and (ii) monthly by the tenth Business Day of each month in regard to Loans of Corporate Securities.

         Any such Yield or Premium may vary depending upon market conditions.

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         14. AGENT'S AND SUBAGENT'S COMPENSATION.

         The compensation of the Agent and any of its Subagents for services rendered under this Agreement shall be based upon rates which they shall determine and set from time to time subject to the Principal's approval. The Agent's and Subagent's current compensation schedules are annexed hereto as Schedule A and Schedule B.

         15. STATEMENTS TO PRINCIPAL.

         Except as otherwise specifically provided herein or otherwise mutually agreed upon in writing, notification of any income due to the Principal pursuant to this Amendment will be made by mailing to the Principal a monthly statement with respect to Corporate Securities that are the subject of a Loan and a bimonthly statement with respect to Government Securities that are the subject of a Loan.

         16. DISTRIBUTIONS ON AND VOTING RIGHTS OF THE BORROWED SECURITIES.

         The Principal represents and warrants that it is entitled to receive all distributions made by the issuer in respect of the Borrowed Securities on the date on which such sums are payable, including without limitation cash dividends and interest. Whether or not the Borrower under any Securities Borrowing Agreement pays and delivers to the Subagent all such distributions as provided in such Securities Borrowing Agreement, the Subagent will deposit to the Custodian Account all such distributions or an amount equivalent thereto on the date on which such distributions are payable to the full extent it would deposit such distributions if the Borrowed Securities had not been lent to the Borrower. The Principal shall not retain voting rights of the Borrowed Securities.

         Pursuant to the Securities Borrowing Agreements, upon the payment of any distribution made by the issuer in respect of the Borrowed Securities to any person other than the Subagent, (a) in the case of a cash distribution, the Borrower shall pay an equal amount to the Subagent on the date of such distribution, and (b) in the case of a non-cash distribution, the amount of the distributed securities shall be added to the Loan on the date for such distribution and shall become Borrowed Securities unless otherwise agreed.

         17. TERMINATION OF LOANS.

         Loans shall be terminated with respect to each of the Borrowed Securities no later than one (1) business day prior to the date on which voting rights are determined with respect to the next scheduled or special meeting of shareholders of such Borrowed

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Securities (hereinafter referred as the "Return Date"). The Subagent shall use its best efforts to ensure the return of Borrowed Securities on or before the Return Date.

         Loans shall be terminable by the Principal at will and in no case shall such termination exceed five (5) Business Days after notice by the Agent on behalf of the Principal to the Subagent. The Principal through the Agent shall immediately notify the Subagent of its intention to terminate a Loan. If the Borrowed Securities which are the subject of a Loan being terminated by the Agent are being sold by the Agent, such notice shall in no event be given later than the trade date established by the Agent for the sale of such Borrowed Securities. The Principal understands and agrees that the Subagent shall not be liable to the Principal for fails occurring on the settlement date for such a sale if timely notice is not given by the Principal in the manner provided in this Section 17.

         The Principal authorizes the Subagent, in its sole discretion, to terminate any Loan at any time without prior notice to the Principal or Agent.

         18. TERMINATION OF AMENDMENT.

         This Amendment may be terminated by either party hereto on five Business Day's written notice to the other party, provided that any outstanding obligations of the parties hereto shall remain subject to the terms of this Amendment.

         19. RETURN OF BORROWED SECURITIES AND COLLATERAL.

                  (a) In the event of any Default by the Borrower in returning Borrowed Securities or tendering Equivalent Securities, the Subagent shall return the Borrowed Securities or deposit Equivalent Securities in replacement of unreturned Borrowed Securities to the Custodian Account as soon as practicable. In that case, in addition to the Subagent's rights under Section 22 hereof, all of the Principal's rights to the Borrowed Securities shall be deemed assigned to the Subagent, and the Subagent shall be entitled to take any legal or other action against the Borrower which the Subagent deems necessary or appropriate to recover from the Borrower any losses incurred by the Subagent as a result of its performance of its aforementioned obligation to return the Borrowed Securities or deposit Equivalent Securities to the Custodian Account. However, in the event of any such Default by the Borrower, if the Value of the Collateral at such time is less than that which is required to purchase Equivalent Securities to replace the unreturned Borrowed Securities as a result of a decrease in the Value of the Cash Collateral Investments, the Subagent will return the Borrowed Securities or deposit Equivalent Securities to the Custodian Account only to the extent of and in an amount equal to the Value of the Collateral at the time of the Default. To the

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extent that the Value of the Cash Collateral is insufficient as a result of an increase in the Market Value of the Borrowed Securities the Subagent shall be responsible for the difference, at the time of the Default, between the Value of the Cash Collateral and the Market Value of the Borrowed Securities.

                  (b) In the event that at the time the Collateral is to be returned to the Borrower the amount of Cash Collateral is less than that which is required to be returned to the Borrower as a result of a decrease in the Value of the Cash Collateral Investments, the Principal shall pay to the Subagent promptly upon its demand an amount in cash equal to the deficiency in order to provide for the return of the total amount of the Collateral to the Borrower.

                  (c) Agent will identify to the Principal, the Portfolio or Portfolios affected by a Borrower's Default as soon as practicable after such Default.

         20. LIMITATION ON PRINCIPAL'S ACTIONS AND WAIVERS.

         The Principal shall not take any action, or permit any action to be taken except by the Subagent, with respect to any Borrowed Securities. Without the Subagent's written consent, the Principal shall not change or waive any of its rights under or with respect to a Securities Borrowing Agreement or terminate any Securities Borrowing Agreement (except as provided in Section 17 hereof with respect to termination of Loans by the Subagent at the request of the Principal). The Principal or Agent shall promptly notify the Subagent of any notice or property received directly by the Principal or Agent pursuant to any Securities Borrowing Agreement.

         21. ADVANCES BY THE SUBAGENT.

         The Subagent may at its option advance its own funds to make any restoration of the Cash Collateral due from the Principal under Section 19(b) hereof and to pay any fees due to the Borrower as provided in Section 13 hereof. If the Subagent makes any such advance, or if the Principal fails to make any such payment required by Sections 19(b) or 13 hereof or any payment of the Agent's and Subagent's compensation under Section 14 hereof, the Principal shall be liable to the Agent or the Subagent for the amount of such advance or payment, from the date of the Subagent's demand for the amount of such payment or advance (or, in the case of the Agent's and Subagent's compensation, from the date due) until payment by the Principal of such liability. As security for such liability, the Principal hereby pledges, assigns and grants to the Subagent a continuing security interest in, and a lien on, the Principal's property and the proceeds thereof in the Custodian Account or otherwise in the possession or under the control of the Subagent, and the Subagent shall have with respect thereto all of

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the rights and remedies of a secured party under the New York Uniform Commercial
Code.

         22. SUBROGATION OF THE SUBAGENT.

                  (a) If the Subagent makes any deposit to the Custodian Account pursuant to Section 16 hereof, the Principal agrees that the Subagent is and shall be subrogated to (i) all rights of the Principal in and to any distributions made by an issuer in respect of the Borrowed Securities, or the equivalent thereof, on account of which such deposit is made, and (ii) all rights of the Principal (A) in and to the Collateral under the pertinent Securities Borrowing Agreement and (B) against any person, corporation or other entity with respect to any such distributions or the equivalent thereof, and the Principal hereby assigns to the Subagent all such rights.

                  (b) If the Subagent makes any deposit to the Custodian Account pursuant, to Section 19(a) hereof, the Principal agrees that the Subagent is and will be subrogated to all rights of the Principal (i) in and to the Collateral under the pertinent Securities Borrowing Agreement and (ii) against any person, corporation or entity with respect to the Default specified in Section 19 (a), and the Principal hereby assigns to the Subagent all such rights.

                  (c) The Principal agrees to execute and deliver all such assignments and other documents, and to do whatever else is reasonably necessary from time to time, to give effect to any assignments and rights of subrogation referred to in Section 19(a) hereof and this Section 22.

         23. PRINCIPAL'S REPRESENTATIONS AND WARRANTIES.

         The Principal represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Amendment and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations, including those from any persons that may have an interest in the Available Securities; (iii) the execution, delivery and performance of this Amendment and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitutes a default under any agreement or other instrument to which the Principal is a party or which is otherwise known to the Principal; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Principal has obtained; (v) the execution and delivery of this Amendment by the Principal will not violate any law, regulation, charter, by-law, order of any court or other government agency or judgment applicable to the Principal; (vi) it has no present intention to sell the Borrowed Securities; and (vii) all persons executing this

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Amendment on behalf of the Principal and carrying out the transactions contemplated hereby on behalf of the Principal are duly authorized to do so.

         24. AGENT'S REPRESENTATIONS AND WARRANTIES.

         The Agent represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Amendment and to carry out all of the transactions contemplated hereby; (ii) the execution, delivery and performance of this Amendment and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Agent is a party or which is otherwise known to the Agent; (iii) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Agent has obtained; (iv) the execution and delivery of this Amendment by the Agent will not violate any law, regulation, charter, by-law, order of any court or other government agency or judgment applicable to the Agent; and (v) all persons executing this Amendment on behalf of the Agent carrying out the transactions contemplated hereby on behalf of the Agent are duly authorized to do.

         25. GENERAL.

         The Principal agrees that the Agent shall have no responsibilities or duties with respect to the subject matter of this amendment other than those expressly set forth herein and in the Letter of Agreement attached hereto. The Principal also agrees to execute such documents as the Agent may reasonably request to assist the Agent in carrying out its responsibilities and duties hereunder.

         26. ERISA.

         The Principal has informed the Agent that the Custodian Account is not subject to the requirements of ERISA and the rules and regulations thereunder ("ERISA").

         27. SEVERABILITY.

         In case any one or more of the provisions contained in this Amendment should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

         28. GOVERNING LAW.

         The provisions of and the validity and construction of this Amendment shall be governed by and construed in accordance with the

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laws of the State of New York, despite the fact that the Custody Agreement between Principal and Agent is governed by the laws of the State of Missouri.

         IN WITNESS WHEREOF, the parties hereto, each intending to be bound hereby, have caused this instrument to be executed by their duly authorized representatives as of the dates written below.

                                Mercantile Bank of St. Louis N.A.

                                By:/S/ Linda P. Jone
                                     ---------------
                                Title:Vice President
                                      --------------
                                Date:August 4, 1994
                                     --------------

                                The ARCH Fund, Inc.

                                By:/S/ E.F. Smith
                                   --------------

                                Title:Treasurer
                                      ---------
                                Date:August 4, 1994
                                     --------------

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                                   SCHEDULE A

            SECURITIES LENDING PROGRAM COMPENSATION SCHEDULE - AGENT

         A. CORPORATE AND GOVERNMENT SECURITIES LOANS VS. CASH COLLATERAL: 5% of the remaining interest income earned on cash collateral invested after rebate.

         B. CORPORATE AND GOVERNMENT SECURITIES LOANS VS. GOVERNMENT SECURITIES
COLLATERAL: 5% of the loan premium paid by the broker/dealer (Borrower).

There are no transaction fees associated with our Securities Lending Program other than the fees outlined above.

On Loans vs. Cash Collateral in which the Subagent invests the funds and on Loans in which a Premium is received, we will not earn a greater return than you on any individual loan transaction.




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                                   SCHEDULE B

         SECURITIES LENDING PROGRAM COMPENSATION SCHEDULE - Subagent

         A. CORPORATE AND GOVERNMENT SECURITIES LOANS VS. CASH COLLATERAL: 45% of the remaining interest income earned on cash collateral invested after rebate.

         B. CORPORATE AND GOVERNMENT SECURITIES LOANS VS. GOVERNMENT SECURITIES
COLLATERAL: 45% of the loan premium paid by the broker/dealer (Borrower).

There are no transaction fees associated with the Subagent's Securities Lending Program other than the fees outlined above.

On Loans vs. Cash Collateral in which the Subagent invests the funds and on Loans in which a Premium is received, the Subagent will not earn a greater return than the Principal on any individual loan transaction.